Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	April 17, 2017

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2017.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the initial quarter of 2017 were $2.12, up 23% from $1.73 in the year-earlier quarter and 7% higher than $1.98 in the final quarter of 2016.  GAAP-basis net income in the recent quarter was $349 million, 17% higher than $299 million in the first quarter of 2016 and 6% above the $331 million recorded in the final 2016 quarter.  Net income for the initial 2017 quarter expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.15% and 8.89%, respectively, compared with .97% and 7.44%, respectively, in the similar 2016 period and 1.05% and 8.13%, respectively, in the fourth quarter of 2016.

During the first quarter of 2017, M&T adopted new accounting guidance for share-based transactions.  That guidance requires that all excess tax benefits and tax deficiencies associated with share-based compensation be recognized as income tax expense or benefit in the income statement.  Previously, tax effects resulting from changes in M&T’s share price subsequent to the grant date were recorded through shareholders’ equity at the time of vesting or exercise.  The adoption of the amended accounting guidance resulted in an $18 million reduction of income tax expense in the initial 2017 quarter, or $.12 of diluted earnings per common share.

Commenting on M&T’s first quarter results, Darren J. King, Executive Vice President and Chief Financial Officer, noted, “M&T’s financial performance for the first quarter was strong, led by a 26 basis point widening of the net interest margin that resulted in growth in taxable-equivalent net interest income of four percent as compared with the preceding quarter.  Expenses continued to be well-controlled, recognizing the seasonally higher costs traditionally seen in the first quarter for stock-based compensation and employee benefits, and credit quality factors remained stable.  In accordance with our capital plan, M&T repurchased $532 million of its common stock and increased the common stock dividend from $.70 to $.75 during the quarter.”

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M&T BANK CORPORATION

Earnings Highlights

				Change 1Q 2017 vs.
($ in millions, except per share data)	1Q17	1Q16	4Q16	1Q16	4Q16

Net income	$349	$299	$331	17%	6%
Net income available to common shareholders - diluted	$329	$276	$308	19%	7%
Diluted earnings per common share	$2.12	$1.73	$1.98	23%	7%
Annualized return on average assets	1.15%	.97%	1.05%
Annualized return on average common equity	8.89%	7.44%	8.13%

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $2.15 in the first quarter of 2017, up 15% from $1.87 in the corresponding 2016 period.  Net operating income for the first three months of 2017 rose 11% to $354 million from $320 million in the year-earlier quarter.  Diluted net operating earnings per common share and net operating income in the fourth quarter of 2016 were $2.01 and $336 million, respectively.

Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income was 1.21% and 13.05%, respectively, in the initial 2017 quarter, compared with 1.09% and 11.62%, respectively, in the year-earlier quarter and 1.10% and 11.93%, respectively, in the fourth quarter of 2016.

Taxable-equivalent Net Interest Income.  Taxable-equivalent net interest income totaled $922 million in the first quarter of 2017, up 5% from $878 million in the first three months of 2016. That growth resulted predominantly from a widening of the net interest margin to 3.34% in the recent quarter from 3.18% in the initial 2016 quarter.  Taxable-equivalent net interest income in the fourth quarter of 2016 was $883 million. The $39 million improvement in the recent quarter’s taxable-equivalent net interest income as compared with the final 2016 quarter was largely due to a 26 basis point widening of the net interest margin from 3.08%.

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M&T BANK CORPORATION

Taxable-equivalent Net Interest Income

				Change 1Q 2017 vs.
($ in millions)	1Q17	1Q16	4Q16	1Q16	4Q16

Average earning assets	$112,008	$111,211	$114,254	1%	-2%
Net interest income - taxable equivalent	$922	$878	$883	5%	4%
Net interest margin	3.34%	3.18%	3.08%

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $55 million in the first quarter of 2017, compared with $49 million in the year-earlier quarter and $62 million in the final 2016 quarter. Net charge-offs of loans during the recent quarter aggregated $43 million, compared with $42 million and $49 million in the first and fourth quarters of 2016, respectively.  Expressed as an annualized percentage of average loans outstanding, net charge-offs were .19% during each of the first quarters of 2017 and 2016, compared with .22% in the fourth quarter of 2016.

Loans classified as nonaccrual totaled $927 million, or 1.04% of total loans outstanding at March 31, 2017, compared with $877 million or 1.00% a year earlier and $920 million or 1.01% at December 31, 2016.  The higher level of nonaccrual loans at the two most recent quarter-ends as compared with March 31, 2016 reflect the expected migration of previously performing loans obtained in the acquisition of Hudson City Bancorp, Inc. (“Hudson City”) that became past due over 90 days after March 31, 2016.  Nonaccrual Hudson City-related residential real estate loans aggregated $207 million, $79 million and $190 million at March 31, 2017, March 31, 2016 and December 31, 2016, respectively.  Assets taken in foreclosure of defaulted loans totaled $119 million at March 31, 2017, compared with $188 million a year earlier and $139 million at December 31, 2016.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses.  As a result of those analyses, the allowance for credit losses totaled $1.00 billion at March 31, 2017, compared with $963 million at a year earlier and $989 million at December 31, 2016.  The allowance expressed as a percentage of outstanding loans was 1.12% at March 31, 2017, compared with 1.10% at March 31, 2016 and 1.09% at December 31, 2016.

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M&T BANK CORPORATION

Asset Quality Metrics

				Change 1Q 2017 vs.
($ in millions)	1Q17	1Q16	4Q16	1Q16	4Q16

At end of quarter
Nonaccrual loans	$927	$877	$920	6%	1%
Real estate and other foreclosed assets	$119	$188	$139	-37%	-14%
Total nonperforming assets	$1,046	$1,065	$1,059	-2%	-1%
Accruing loans past due 90 days or more (1)	$280	$336	$301	-17%	-7%
Nonaccrual loans as % of loans outstanding	1.04%	1.00%	1.01%

Allowance for credit losses	$1,001	$963	$989	4%	1%
Allowance for credit losses as % of loans outstanding	1.12%	1.10%	1.09%

For the period
Provision for credit losses	$55	$49	$62	12%	-11%
Net charge-offs	$43	$42	$49	1%	-13%
Net charge-offs as % of average loans (annualized)	.19%	.19%	.22%

(1)	Excludes loans acquired at a discount. Predominantly residential real estate loans.

Noninterest Income and Expense.  Noninterest income aggregated $447 million in the initial 2017 quarter, up 6% from $421 million in the year-earlier quarter. Contributing to that improvement were higher trust income and credit-related fees. Noninterest income was $465 million in the final three months of 2016. The decline in such income in the recent quarter as compared with the fourth quarter of 2016 was largely due to lower commercial and residential mortgage banking revenues.

Noninterest Income

				Change 1Q 2017 vs.
($ in millions)	1Q17	1Q16	4Q16	1Q16	4Q16

Mortgage banking revenues	$85	$82	$98	3%	-14%
Service charges on deposit accounts	104	102	105	2%	-1%
Trust income	120	111	122	8%	-2%
Brokerage services income	17	16	15	9%	14%
Trading account and foreign exchange gains	10	8	7	30%	26%
Gain on bank investment securities	—	—	2	—	—
Other revenues from operations	111	102	116	9%	-4%
Total other income	$447	$421	$465	6%	-4%

Noninterest expense in the first quarter of 2017 totaled $788 million, compared with $776 million and $769 million in the first and fourth quarters of 2016, respectively.  Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses.  Exclusive of those expenses, noninterest operating expenses were $779 million in the first three months of 2017, $741 million in the year-earlier period and $760 million in the final 2016 quarter. The higher level of operating expenses in the recent quarter as compared with the initial 2016 quarter was largely the result of increased salaries and employee benefits costs, reflecting merit increases and higher incentive-based

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M&T BANK CORPORATION

compensation. As compared with the final three months of 2016, the higher level of operating expenses in the recent quarter was predominately due to seasonally higher stock-based compensation and employee benefits expenses offset, in part, by the effect of a $30 million contribution to The M&T Charitable Foundation in the final 2016 quarter.

Noninterest Expense

				Change 1Q 2017 vs.
($ in millions)	1Q17	1Q16	4Q16	1Q16	4Q16

Salaries and employee benefits	$450	$432	$393	4%	14%
Equipment and net occupancy	74	74	70	—	6%
Outside data processing and software	44	43	44	3%	1%
FDIC assessments	29	25	29	14%	-1%
Advertising and marketing	16	22	21	-25%	-24%
Printing, postage and supplies	10	12	9	-19%	12%
Amortization of core deposit and other intangible assets	9	12	9	-32%	-7%
Other costs of operations	156	156	194	—	-19%
Total other expense	$788	$776	$769	2%	2%

Memo: Merger-related expenses included in above	$-	$23	$-

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 56.9% in the first quarter of 2017, compared with 57.0% in the year-earlier quarter and 56.4% in the fourth quarter of 2016.

Balance Sheet.  M&T had total assets of $123.2 billion at March 31, 2017, compared with $124.6 billion a year earlier.  Investment securities at the recent quarter-end were $16.0 billion, up from $15.5 billion at March 31, 2016.  Loans and leases, net of unearned discount, rose $1.4 billion to $89.3 billion at March 31, 2017 from $87.9 billion a year earlier.  Total deposits were $97.0 billion at the recent quarter-end, up 3% from $94.2 billion at March 31, 2016.

Reflecting the impact of repurchases of M&T’s common stock, total shareholders' equity was $16.2 billion at March 31, 2017, down from $16.4 billion at March 31, 2016, representing 13.16% and 13.12%, respectively, of total assets.  Common shareholders' equity was $15.0 billion, or $97.40 per share, at March 31, 2017, compared with $15.1 billion, or $95.00 per share, a year-earlier.  Tangible equity per common share increased to $67.16 at March 31, 2017 from $65.65 a year-earlier.  Common shareholders’ equity per share and tangible equity per common share were $97.64 and $67.85, respectively, at December 31, 2016. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.66% at March 31, 2017.

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M&T BANK CORPORATION

In accordance with its capital plan, M&T repurchased 3,233,196 shares of its common stock during the initial 2017 quarter at a total cost of $532 million.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss first quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial (877)780-2276.  International participants, using any applicable international calling codes, may dial (973)582-2700.  Callers should reference M&T Bank Corporation or the conference ID #1401624.  The conference call will be webcast live through M&T's website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until Monday, April 24, 2017 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID #1401624.  The event will also be archived and available by 7:00 p.m. today on M&T's website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.  This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations

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M&T BANK CORPORATION

and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended
	March 31
Amounts in thousands, except per share	2017	2016	Change
Performance
Net income	$348,927	298,528	17%
Net income available to common shareholders	328,567	275,748	19%
	-	-	0%
Per common share:
Basic earnings	$2.13	1.74	22%
Diluted earnings	2.12	1.73	23%
Cash dividends	$.75	.70	7%
		-
Common shares outstanding:
Average - diluted (1)	154,949	159,181	-3%
Period end (2)	153,781	159,156	-3%
	-	0
Return on (annualized):
Average total assets	1.15%	.97%
Average common shareholders' equity	8.89%	7.44%
Taxable-equivalent net interest income	$922,259	878,296	5%

Yield on average earning assets	3.67%	3.54%
Cost of interest-bearing liabilities	.52%	.53%
Net interest spread	3.15%	3.01%
Contribution of interest-free funds	.19%	.17%
Net interest margin	3.34%	3.18%
Net charge-offs to average total net loans (annualized)	.19%	.19%

Net operating results (3)
Net operating income	$354,035	320,064	11%
Diluted net operating earnings per common share	2.15	1.87	15%
Return on (annualized):
Average tangible assets	1.21%	1.09%
Average tangible common equity	13.05%	11.62%
Efficiency ratio	56.93%	57.00%

	At March 31
Loan quality	2017	2016	Change
Nonaccrual loans	$926,675	876,691	6%
Real estate and other foreclosed assets	119,155	188,004	-37%
Total nonperforming assets	$1,045,830	1,064,695	-2%
	-	-
Accruing loans past due 90 days or more (4)	$280,019	336,170	-17%
	-
Government guaranteed loans included in totals above:
Nonaccrual loans	$39,610	49,688	-20%
Accruing loans past due 90 days or more	252,552	279,340	-10%

Renegotiated loans	$191,343	200,771	-5%

Accruing loans acquired at a discount past due 90 days or more (5)	$63,732	61,767	3%

Purchased impaired loans (6):
Outstanding customer balance	$890,431	1,124,776	-21%
Carrying amount	552,935	715,874	-23%

Nonaccrual loans to total net loans	1.04%	1.00%

Allowance for credit losses to total loans	1.12%	1.10%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 15.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Amounts in thousands, except per share	2017	2016	2016	2016	2016
Performance
Net income	$348,927	330,571	349,984	336,031	298,528
Net income available to common shareholders	328,567	307,797	326,998	312,974	275,748
Per common share:
Basic earnings	$2.13	1.98	2.10	1.98	1.74
Diluted earnings	2.12	1.98	2.10	1.98	1.73
Cash dividends	$.75	.70	.70	.70	.70
Common shares outstanding:
Average - diluted (1)	154,949	155,700	156,026	158,341	159,181
Period end (2)	153,781	156,213	154,987	157,917	159,156
Return on (annualized):
Average total assets	1.15%	1.05%	1.12%	1.09%	.97%
Average common shareholders' equity	8.89%	8.13%	8.68%	8.38%	7.44%
Taxable-equivalent net interest income	$922,259	883,147	865,065	870,341	878,296
Yield on average earning assets	3.67%	3.45%	3.44%	3.51%	3.54%
Cost of interest-bearing liabilities	.52%	.57%	.59%	.56%	.53%
Net interest spread	3.15%	2.88%	2.85%	2.95%	3.01%
Contribution of interest-free funds	.19%	.20%	.20%	.18%	.17%
Net interest margin	3.34%	3.08%	3.05%	3.13%	3.18%
Net charge-offs to average total net loans (annualized)	.19%	.22%	.19%	.11%	.19%
Net operating results (3)
Net operating income	$354,035	336,095	355,929	350,604	320,064
Diluted net operating earnings per common share	2.15	2.01	2.13	2.07	1.87
Return on (annualized):
Average tangible assets	1.21%	1.10%	1.18%	1.18%	1.09%
Average tangible common equity	13.05%	11.93%	12.77%	12.68%	11.62%
Efficiency ratio	56.93%	56.42%	55.92%	55.06%	57.00%

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2017	2016	2016	2016	2016
Nonaccrual loans	$926,675	920,015	837,362	848,855	876,691
Real estate and other foreclosed assets	119,155	139,206	159,881	172,473	188,004
Total nonperforming assets	$1,045,830	1,059,221	997,243	1,021,328	1,064,695
Accruing loans past due 90 days or more (4)	$280,019	300,659	317,282	298,449	336,170
Government guaranteed loans included in totals above:
Nonaccrual loans	$39,610	40,610	47,130	52,486	49,688
Accruing loans past due 90 days or more	252,552	282,659	282,077	269,962	279,340
Renegotiated loans	$191,343	190,374	217,559	211,159	200,771
Accruing loans acquired at a discount past due 90 days or more (5)	$63,732	61,144	65,182	68,591	61,767
Purchased impaired loans (6):
Outstanding customer balance	$890,431	927,446	981,105	1,040,678	1,124,776
Carrying amount	552,935	578,032	616,991	662,059	715,874
Nonaccrual loans to total net loans	1.04%	1.01%	.93%	.96%	1.00%
Allowance for credit losses to total loans	1.12%	1.09%	1.09%	1.10%	1.10%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2017	2016	Change
Interest income	$1,006,033	972,834	3%
Interest expense	91,773	100,870	-9
Net interest income	914,260	871,964	5
Provision for credit losses	55,000	49,000	12
Net interest income after provision for credit losses	859,260	822,964	4
Other income
Mortgage banking revenues	84,692	82,063	3
Service charges on deposit accounts	104,176	102,405	2
Trust income	120,015	111,077	8
Brokerage services income	17,384	16,004	9
Trading account and foreign exchange gains	9,691	7,458	30
Gain on bank investment securities	—	4	—
Other revenues from operations	110,887	101,922	9
Total other income	446,845	420,933	6
Other expense
Salaries and employee benefits	449,862	431,785	4
Equipment and net occupancy	74,366	74,178	—
Outside data processing and software	44,301	43,015	3
FDIC assessments	28,827	25,225	14
Advertising and marketing	16,110	21,454	-25
Printing, postage and supplies	9,708	11,986	-19
Amortization of core deposit and other intangible assets	8,420	12,319	-32
Other costs of operations	156,258	156,133	—
Total other expense	787,852	776,095	2
Income before income taxes	518,253	467,802	11
Applicable income taxes	169,326	169,274	—
Net income	$348,927	298,528	17%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2017	2016	2016	2016	2016
Interest income	$1,006,033	982,901	969,515	970,621	972,834
Interest expense	91,773	107,137	111,175	106,802	100,870
Net interest income	914,260	875,764	858,340	863,819	871,964
Provision for credit losses	55,000	62,000	47,000	32,000	49,000
Net interest income after provision for credit losses	859,260	813,764	811,340	831,819	822,964
Other income
Mortgage banking revenues	84,692	98,504	103,747	89,383	82,063
Service charges on deposit accounts	104,176	104,890	107,935	103,872	102,405
Trust income	120,015	122,003	118,654	120,450	111,077
Brokerage services income	17,384	15,233	15,914	16,272	16,004
Trading account and foreign exchange gains	9,691	7,692	12,754	13,222	7,458
Gain on bank investment securities	—	1,566	28,480	264	4
Other revenues from operations	110,887	115,571	103,866	104,791	101,922
Total other income	446,845	465,459	491,350	448,254	420,933
Other expense
Salaries and employee benefits	449,862	393,354	399,786	398,675	431,785
Equipment and net occupancy	74,366	69,976	75,263	75,724	74,178
Outside data processing and software	44,301	43,987	42,878	42,509	43,015
FDIC assessments	28,827	28,991	28,459	22,370	25,225
Advertising and marketing	16,110	21,074	21,996	22,613	21,454
Printing, postage and supplies	9,708	8,681	8,972	9,907	11,986
Amortization of core deposit and other intangible assets	8,420	9,089	9,787	11,418	12,319
Other costs of operations	156,258	193,951	165,251	166,679	156,133
Total other expense	787,852	769,103	752,392	749,895	776,095
Income before income taxes	518,253	510,120	550,298	530,178	467,802
Applicable income taxes	169,326	179,549	200,314	194,147	169,274
Net income	$348,927	330,571	349,984	336,031	298,528

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2017	2016	Change
ASSETS
Cash and due from banks	$1,286,962	1,178,175	9%
Interest-bearing deposits at banks	6,945,149	9,545,181	-27
Trading account	174,854	467,987	-63
Investment securities	15,968,415	15,467,320	3
Loans and leases:
Commercial, financial, etc.	22,295,376	21,226,577	5
Real estate - commercial	33,071,654	29,713,293	11
Real estate - consumer	21,724,491	25,299,638	-14
Consumer	12,221,481	11,632,958	5
Total loans and leases, net of unearned discount	89,313,002	87,872,466	2
Less: allowance for credit losses	1,001,430	962,752	4
Net loans and leases	88,311,572	86,909,714	2
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	94,535	127,949	-26
Other assets	5,848,652	6,336,194	-8
Total assets	$123,223,251	124,625,632	-1%
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$34,279,591	29,709,218	15%
Interest-bearing deposits	62,570,167	64,338,571	-3
Deposits at Cayman Islands office	192,763	166,787	16
Total deposits	97,042,521	94,214,576	3
Short-term borrowings	185,102	1,766,826	-90
Accrued interest and other liabilities	1,694,905	1,948,142	-13
Long-term borrowings	8,087,619	10,341,035	-22
Total liabilities	107,010,147	108,270,579	-1
Shareholders' equity:
Preferred	1,231,500	1,231,500	—
Common (1)	14,981,604	15,123,553	-1
Total shareholders' equity	16,213,104	16,355,053	-1
Total liabilities and shareholders' equity	$123,223,251	124,625,632	-1%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $291.6 million at March 31, 2017 and $150.2 million at March 31, 2016.

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13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2017	2016	2016	2016	2016
ASSETS
Cash and due from banks	$1,286,962	1,320,549	1,332,202	1,284,442	1,178,175
Interest-bearing deposits at banks	6,945,149	5,000,638	10,777,636	8,474,839	9,545,181
Trading account	174,854	323,867	488,588	506,131	467,987
Investment securities	15,968,415	16,250,468	14,733,574	14,963,084	15,467,320
Loans and leases:
Commercial, financial, etc.	22,295,376	22,610,047	21,917,163	21,469,242	21,226,577
Real estate - commercial	33,071,654	33,506,394	32,078,762	30,711,230	29,713,293
Real estate - consumer	21,724,491	22,590,912	23,584,420	24,530,249	25,299,638
Consumer	12,221,481	12,146,063	12,066,147	11,811,277	11,632,958
Total loans and leases, net of unearned discount	89,313,002	90,853,416	89,646,492	88,521,998	87,872,466
Less: allowance for credit losses	1,001,430	988,997	976,121	970,496	962,752
Net loans and leases	88,311,572	89,864,419	88,670,371	87,551,502	86,909,714
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	94,535	97,655	106,744	116,531	127,949
Other assets	5,848,652	5,998,498	6,138,801	6,330,943	6,336,194
Total assets	$123,223,251	123,449,206	126,841,028	123,820,584	124,625,632
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$34,279,591	32,813,896	33,127,627	30,700,066	29,709,218
Interest-bearing deposits	62,570,167	62,478,053	64,786,035	63,756,514	64,338,571
Deposits at Cayman Islands office	192,763	201,927	223,183	193,523	166,787
Total deposits	97,042,521	95,493,876	98,136,845	94,650,103	94,214,576
Short-term borrowings	185,102	163,442	213,846	407,123	1,766,826
Accrued interest and other liabilities	1,694,905	1,811,431	1,938,201	1,963,093	1,948,142
Long-term borrowings	8,087,619	9,493,835	10,211,160	10,328,751	10,341,035
Total liabilities	107,010,147	106,962,584	110,500,052	107,349,070	108,270,579
Shareholders' equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common (1)	14,981,604	15,255,122	15,109,476	15,240,014	15,123,553
Total shareholders' equity	16,213,104	16,486,622	16,340,976	16,471,514	16,355,053
Total liabilities and shareholders' equity	$123,223,251	123,449,206	126,841,028	123,820,584	124,625,632

(1)

Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $291.6 million at March 31, 2017, $294.6 million at December 31, 2016, $114.6 million at September 30, 2016, $101.0 million at June 30, 2016 and $150.2 million at March 31, 2016.

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14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2017 from
Dollars in millions	2017		2016		2016		March 31,	December 31,
	Balance	Rate	Balance	Rate	Balance	Rate	2016	2016
ASSETS
Interest-bearing deposits at banks	$6,152	.80%	8,193	.51%	8,790	.54%	-25%	-30%
Federal funds sold	—	—	1	.77	—	—	-100	—
Trading account	60	2.20	85	1.78	70	2.05	-30	-15
Investment securities	15,999	2.43	15,348	2.60	15,417	2.28	4	4
Loans and leases, net of unearned discount
Commercial, financial, etc.	22,290	3.66	20,717	3.39	21,936	3.47	8	2
Real estate - commercial	33,175	4.18	29,426	4.16	32,822	4.01	13	1
Real estate - consumer	22,179	3.92	25,859	3.93	23,096	3.88	-14	-4
Consumer	12,153	4.68	11,582	4.55	12,123	4.53	5	—
Total loans and leases, net	89,797	4.09	87,584	3.99	89,977	3.93	3	—
Total earning assets	112,008	3.67	111,211	3.54	114,254	3.45	1	-2
Goodwill	4,593		4,593		4,593		—	—
Core deposit and other intangible assets	98		134		102		-27	-3
Other assets	6,279		7,314		6,785		-14	-7
Total assets	$122,978		123,252		125,734		—%	-2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$53,260	.20	50,335	.13	54,055	.20	6%	-1%
Time deposits	9,561	.81	12,999	.75	10,936	.86	-26	-13
Deposits at Cayman Islands office	192	.56	187	.42	206	.42	2	-7
Total interest-bearing deposits	63,013	.29	63,521	.26	65,197	.31	-1	-3
Short-term borrowings	184	.48	2,082	.42	200	.30	-91	-8
Long-term borrowings	8,423	2.25	10,528	2.21	9,901	2.26	-20	-15
Total interest-bearing liabilities	71,620	.52	76,131	.53	75,298	.57	-6	-5
Noninterest-bearing deposits	33,287		28,870		31,717		15	5
Other liabilities	1,748		1,972		2,046		-11	-15
Total liabilities	106,655		106,973		109,061		—	-2
Shareholders' equity	16,323		16,279		16,673		—	-2
Total liabilities and shareholders' equity	$122,978		123,252		125,734		—%	-2%

Net interest spread		3.15		3.01		2.88
Contribution of interest-free funds		.19		.17		.20
Net interest margin		3.34%		3.18%		3.08%

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15-15-15-15-15

M&T BANK CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

	Three months ended
	March 31
	2017	2016
Income statement data
In thousands, except per share
Net income
Net income	$348,927	298,528
Amortization of core deposit and other intangible assets (1)	5,108	7,488
Merger-related expenses (1)	—	14,048
Net operating income	$354,035	320,064

Earnings per common share
Diluted earnings per common share	$2.12	1.73
Amortization of core deposit and other intangible assets (1)	.03	.05
Merger-related expenses (1)	—	.09
Diluted net operating earnings per common share	$2.15	1.87

Other expense
Other expense	$787,852	776,095
Amortization of core deposit and other intangible assets	(8,420)	(12,319)
Merger-related expenses	—	(23,162)
Noninterest operating expense	$779,432	740,614

Merger-related expenses
Salaries and employee benefits	$—	5,274
Equipment and net occupancy	—	939
Outside data processing and software	—	715
Advertising and marketing	—	4,195
Printing, postage and supplies	—	937
Other costs of operations	—	11,102
Total	$—	23,162

Efficiency ratio
Noninterest operating expense (numerator)	$779,432	740,614
Taxable-equivalent net interest income	922,259	878,296
Other income	446,845	420,933
Less: Gain on bank investment securities	—	4
Denominator	$1,369,104	1,299,225
Efficiency ratio	56.93%	57.00%

Balance sheet data
In millions
Average assets
Average assets	$122,978	123,252
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(98)	(134)
Deferred taxes	39	52
Average tangible assets	$118,326	118,577
Average common equity
Average total equity	$16,323	16,279
Preferred stock	(1,232)	(1,232)
Average common equity	15,091	15,047
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(98)	(134)
Deferred taxes	39	52
Average tangible common equity	$10,439	10,372

At end of quarter
Total assets
Total assets	$123,223	124,626
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(95)	(128)
Deferred taxes	38	50
Total tangible assets	$118,573	119,955
Total common equity
Total equity	$16,213	16,355
Preferred stock	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	14,978	15,120
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(95)	(128)
Deferred taxes	38	50
Total tangible common equity	$10,328	10,449

(1)	After any related tax effect.

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16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Income statement data
In thousands, except per share
Net income
Net income	$348,927	330,571	349,984	336,031	298,528
Amortization of core deposit and other intangible assets (1)	5,108	5,524	5,945	6,936	7,488
Merger-related expenses (1)	—	—	—	7,637	14,048
Net operating income	$354,035	336,095	355,929	350,604	320,064

Earnings per common share
Diluted earnings per common share	$2.12	1.98	2.10	1.98	1.73
Amortization of core deposit and other intangible assets (1)	.03	.03	.03	.04	.05
Merger-related expenses (1)	—	—	—	.05	.09
Diluted net operating earnings per common share	$2.15	2.01	2.13	2.07	1.87

Other expense
Other expense	$787,852	769,103	752,392	749,895	776,095
Amortization of core deposit and other intangible assets	(8,420)	(9,089)	(9,787)	(11,418)	(12,319)
Merger-related expenses	—	—	—	(12,593)	(23,162)
Noninterest operating expense	$779,432	760,014	742,605	725,884	740,614

Merger-related expenses
Salaries and employee benefits	$—	—	—	60	5,274
Equipment and net occupancy	—	—	—	339	939
Outside data processing and software	—	—	—	352	715
Advertising and marketing	—	—	—	6,327	4,195
Printing, postage and supplies	—	—	—	545	937
Other costs of operations	—	—	—	4,970	11,102
Total	$—	—	—	12,593	23,162

Efficiency ratio
Noninterest operating expense (numerator)	$779,432	760,014	742,605	725,884	740,614
Taxable-equivalent net interest income	922,259	883,147	865,065	870,341	878,296
Other income	446,845	465,459	491,350	448,254	420,933
Less: Gain on bank investment securities	—	1,566	28,480	264	4
Denominator	$1,369,104	1,347,040	1,327,935	1,318,331	1,299,225
Efficiency ratio	56.93%	56.42%	55.92%	55.06%	57.00%

Balance sheet data
In millions
Average assets
Average assets	$122,978	125,734	124,725	123,706	123,252
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(98)	(102)	(112)	(122)	(134)
Deferred taxes	39	40	44	48	52
Average tangible assets	$118,326	121,079	120,064	119,039	118,577
Average common equity
Average total equity	$16,323	16,673	16,347	16,377	16,279
Preferred stock	(1,232)	(1,492)	(1,232)	(1,232)	(1,232)
Average common equity	15,091	15,181	15,115	15,145	15,047
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(98)	(102)	(112)	(122)	(134)
Deferred taxes	39	40	44	48	52
Average tangible common equity	$10,439	10,526	10,454	10,478	10,372

At end of quarter
Total assets
Total assets	$123,223	123,449	126,841	123,821	124,626
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(95)	(98)	(107)	(117)	(128)
Deferred taxes	38	39	42	46	50
Total tangible assets	$118,573	118,797	122,183	119,157	119,955
Total common equity
Total equity	$16,213	16,487	16,341	16,472	16,355
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)	(3)	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	14,978	15,252	15,106	15,237	15,120
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(95)	(98)	(107)	(117)	(128)
Deferred taxes	38	39	42	46	50
Total tangible common equity	$10,328	10,600	10,448	10,573	10,449

(1)	After any related tax effect.

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